Exhibit 23.3









                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders
Key Energy Group, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Independent Accountants" and "Experts" in the proxy statement - prospectus.



                                             /s/ KPMG PEAT MARWICK LLP
                                             KPMG PEAT MARWICK LLP


Midland, Texas
March 1, 1996